Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces Third Quarter 2009 Results

LOS GATOS, Calif., November 5, 2009 – Procera Networks Inc. (NYSE Amex: PKT), a developer of Evolved Deep Packet Inspection (DPI) solutions providing traffic awareness, control and protection for complex networks, today reported financial results for its third quarter ended September 30, 2009.

Q3’09 Key Highlights:
•	Record revenue of $4.6 million; increased 70% year-over-year and 42% sequentially
•	Sixth consecutive quarter of year-over-year revenue growth
•	Announced Tier 1 service provider follow-on order of $4.5 million
•	Continued focus on Tier 1 service providers contributes to strong bookings of $6.3 million
•	Reduced operating expenses 30% year-over-year

“During the third quarter we achieved record revenue and strong bookings,” said James Brear, president and CEO of Procera. “We also secured a $4.5 million Tier-1 follow-on order for our PacketLogic systems, which validates our technology leadership and establishes Procera’s credibility as a viable Tier 1 supplier.”

Total revenue for the third quarter of 2009 was $4.6 million, an increase of 70% from $2.7 million in the third quarter of 2008. The GAAP net loss for the third quarter of 2009 was $1.6 million, or a net loss of $0.02 per diluted share. This compares to a GAAP net loss of $3.8 million, or a net loss of $0.05 per diluted share, in the third quarter of 2008.

Non-GAAP net loss for the third quarter of 2009 was $870,000, as compared to non-GAAP net loss of $2.6 million in the third quarter of 2008.  For an explanation of Non-GAAP financial measures used in this release, and a reconciliation to comparable GAAP measures, please refer to Use of Non-GAAP Financial Information below.

Conference Call Information
Procera Networks will host a conference call at 4:30 p.m. eastern time today to discuss its financial results for the third quarter ended September 30, 2009.  Interested parties can access the live call by dialing 877-718-5099 or 719-325-4823 and entering passcode 4157040.  An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors, on or before November 6, 2009.

Forward Looking Statements
Safe Harbor Statement: this press release contains forward-looking statements, including statements relating to the expected demand for Procera Networks' products and services and the recently announced follow-on order from a Tier 1 service provider. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to our ability to raise capital; the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Forms 10-Qs filed in 2009 and our Form 10-K filed for the year ended December 31, 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Use of Non-GAAP Financial Information

Procera’s management believes that these non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures and related segment information, provide incremental insight into the underlying factors and trends affecting both the Company’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the Company’s current results and enable investors to more fully understand trends in its current and future performance.

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax benefits, if any:

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations that requires cash. Investors should note that our intangible assets were essential for generating revenues during the periods presented and will contribute to future period revenues as well.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Non-cash interest expense: We have excluded the effect of a non-cash charge to interest expense for the amortization of debt discounts related to convertible promissory notes that were issued and converted within the second quarter of 2009.

These non-GAAP financial measures are not consistent with GAAP because they do not fully reflect non-cash expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned non-cash expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

▪	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

▪	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP

▪	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

▪	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

▪
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

▪	management intends to continue to track and present these non-GAAP financial measures for future periods.

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About Procera Networks Inc.
Procera Networks Inc. delivers Evolved DPI solutions that give service providers awareness, control and protection of their applications and networks. Its core product suite, the PacketLogic line of platforms, leverages the company’s advanced identification engine, DRDL™ (Datastream Recognition Definition Language), to provide accurate identification of network traffic in real-time. PacketLogic is deployed at more than 600 broadband service providers, telcos, governments and higher education campuses worldwide. Founded in 2002, Procera (NYSE Amex: PKT) is based in Silicon Valley and has offices in Europe and Australia.. More information is available at www.proceranetworks.com.

Press Contact
Jon Linden, Procera Networks, 1-408-890-7039, jon.linden@proceranetworks.com

Investor Relations Contact
Cynthia Hiponia, The Blueshirt Group, 1-415-217-4966, ir@proceranetworks.com

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Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Sales
Product sales	$3,787,205	$2,209,605	$8,509,093	$5,748,372
Support sales	796,279	479,568	2,255,444	1,271,874
Total sales	4,583,484	2,689,173	10,764,537	7,020,246
Cost of sales
Product cost of sales	2,969,853	1,788,622	6,909,181	4,209,445
Support cost of sales	125,699	125,654	330,188	423,797
Total cost of sales	3,095,552	1,914,276	7,239,369	4,633,242

Gross profit	1,487,932	774,897	3,525,168	2,387,004
	32.5%	28.8%	32.7%	34.0%
Operating expenses:
Research and development	583,738	809,201	1,903,187	2,497,734
Sales and marketing	1,622,291	2,094,101	4,961,082	6,435,501
General and administrative	1,088,302	1,896,837	3,807,342	5,392,988
Total operating expenses	3,294,331	4,800,139	10,671,611	14,326,223

Loss from operations	(1,806,399)	(4,025,242)	(7,146,443)	(11,939,219)

Other income (expense)
Interest and other income	11,234	27,371	36,503	53,254
Interest and other expense	(75,752)	(14,569)	(1,843,205)	(49,373)
Total other income (expense)	(64,518)	12,802	(1,806,702)	3,881

Loss before income taxes	(1,870,917)	(4,012,440)	(8,953,145)	(11,935,338)
Income tax benefit	275,870	259,904	691,450	782,295
Net loss	$(1,595,047)	$(3,752,536)	$(8,261,695)	$(11,153,043)

Net loss per share - basic and diluted	$(0.02)	$(0.05)	$(0.09)	$(0.14)

Shares used in computing net loss per share-basic and diluted	94,082,724	79,018,207	88,516,837	77,424,517

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31
	2009	2008
ASSETS	Unaudited
Current Assets:
Cash and cash equivalents	$2,389,449	$1,721,225
Accounts receivable, net of allowance	5,677,625	5,454,745
Inventories, net	2,104,103	3,445,802
Prepaid expenses and other	546,521	824,340
Total current assets	10,717,698	11,446,112

Property and equipment, net	732,419	2,573,045
Purchased intangible assets, net	-	964,405
Goodwill	960,209	960,209
Other non-current assets	47,223	47,294
Total assets	$12,457,549	$15,991,065

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,302,241	$2,457,430
Deferred revenue	1,923,597	1,313,092
Accrued liabilities	1,525,608	1,841,442
Notes payable	500,000	550,000
Capital leases payable	-	11,543
Total current liabilities	5,251,447	6,173,507

Non-current liabilities
Deferred rent	38,540	24,234
Deferred tax liability	-	695,239
Capital leases payable	-	39,584
Total liabilities	5,289,987	6,932,564

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	94,083	84,498
Additional paid-in capital	67,356,581	61,142,430
Accumulated other comprehensive loss	(281,086)	(428,107)
Accumulated deficit	(60,002,016)	(51,740,320)
Total stockholders' equity	7,167,562	9,058,501

Total liabilities and stockholders' equity	$12,457,549	$15,991,065

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Sales - U.S. GAAP as reported	4,583,484	3,233,720	2,689,173	10,764,537	7,020,246

Reconciliation of Gross Profit:
U.S. GAAP as reported	1,487,932	877,822	774,897	3,525,168	2,387,004
As a percentage of sales	32%	27%	29%	33%	34%
Adjustment:
Amortization on intangibles (1)	254,333	381,500	381,500	1,017,333	1,144,500
Stock-based compensation (2)	15,943	16,395	18,193	50,397	31,434
As Adjusted	1,758,208	1,275,717	1,174,590	4,592,898	3,562,938
As a percentage of sales	38%	39%	44%	43%	51%

Reconciliation of Operating Expense:
U.S. GAAP as reported	3,294,331	3,726,832	4,800,139	10,671,611	14,326,223
Adjustment:
Amortization on intangibles (1)	371,074	545,083	545,083	1,461,240	1,635,249
Stock-based compensation (2)	259,901	271,285	447,317	835,555	1,254,763
As Adjusted	2,663,356	2,910,464	3,807,739	8,374,816	11,436,211

Reconciliation of Net Loss:
U.S. GAAP as reported	(1,595,047)	(4,332,595)	(3,752,536)	(8,261,695)	(11,153,043)
Adjustment:
Amortization on intangibles (1)	625,407	926,583	926,583	2,478,573	2,779,749
Stock-based compensation (2)	275,844	287,680	465,510	885,952	1,286,197
Interest related to beneficial conversion feature (3)	-	1,644,756	-	1,644,756	-
Income tax adjustment (4)	(176,687)	(259,904)	(259,904)	(696,495)	(779,712)
As Adjusted	(870,483)	(1,733,480)	(2,620,346)	(3,948,909)	(7,866,809)

(1) The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(2) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).
(3) Interest expense related to beneficial conversion feature of convertible promissory notes.
(4) Income tax benefit from the amortization of intangible assets.